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                                                                  EXHIBIT 10.19


                               RECOURSE AGREEMENT

        THIS Recourse Agreement Between Nordstrom, Inc. and Nordstrom Credit Inc. ("Agreement") is entered into effective March 1, 2001 by and between Nordstrom, Inc., a Washington corporation ("Nordstrom") and its wholly owned subsidiary Nordstrom Credit Inc., a Colorado Corporation ("NCI").

RECITALS:

A. NCI and Nordstrom fsb, federal savings bank which is a wholly-owned subsidiary of Nordstrom, with its main office in Scottsdale, Arizona ("Bank") are parties to an Operating Agreement for Nordstrom Proprietary Accounts and Receivables dated August 30, 1991, as amended by an amendment dated March 1, 2000 (collectively, the "Operating Agreement"), which sets forth, among other things, the terms and conditions pursuant to which NCI purchases certain accounts receivable from Bank.

B. The parties now desire to enter into this Recourse Agreement to ensure the Bank's safety and soundness.

AGREEMENT:

        Now therefore, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


1. Term. This Agreement is effective beginning March 1, 2000 (the "Effective Date") and will remain in effect for so long as the Operating Agreement remains in effect.

2. Monthly Bad Debt Transfer. Nordstrom shall bear all expense arising due to uncollectable debt in NCI's possession under the Operating Agreement. Each month, NCI shall transfer to Nordstrom all expense arising due to bad debt which is in NCI's possession under the Operating Agreement. The amount transferred hereunder shall be referred to as the "Bad Debt Expense" and shall be determined based on the procedure set forth in Exhibit 1 attached to this Amendment, entitled "Approved Accounting Treatment: Proprietary Bad Debt". After such transfer, Nordstrom shall own all right, title and interest in such uncollectable debt.

3. Recourse.

3.1 Nordstrom Performance of NCI Obligations. If at any time while this Agreement and the Operating Agreement are in effect, NCI is unable or for any other reason fails to perform any of its obligations under the Operating Agreement, Nordstrom will perform such obligations in accordance with the terms of the Operating Agreement; and to the extent Nordstrom performs any such obligations and in connection therewith, Nordstrom will be bound by the terms and conditions of the Operating Agreement to the same extent such terms and conditions bind NCI.

3.2 Nordstrom Recourse to NCI. If and to the extent Nordstrom performs obligations of NCI under the Operating Agreement, NCI shall reimburse Nordstrom for any expense it incurs in the course of such performance; and NCI shall assign to Nordstrom any rights NCI may have under the Operating Agreement in consideration of Nordstrom's performance, including without



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limitation any rights NCI may have to require performance by Nordstrom fsb of its obligations under the Operating Agreement.

4. Relationship of the Parties. The parties to this Agreement are presently affiliates within the meaning of 12 U.S.C. Section 1468(a), and therefore acknowledge that this Agreement is subject to the provisions of 12 U.S.C.
Section 371c-1 by operation of 12 U.S.C. Section 1468 (a)(1). The parties' performance under this Agreement, and all transactions conducted hereunder, shall comply with the provisions of 12 U.S.C. Section 371c-1. Nothing in this Agreement shall be deemed to create a partnership, joint venture or, except as specifically set forth herein, any agency relationship between the parties.

5. Notices. All notices given under this Agreement (other than routine operational communications) shall be in writing and shall be deemed duly given
(a) when delivered by hand; (b) one day after being given to an express courier with a reliable system for tracking delivery; (c) when sent by confirmed facsimile with a copy sent by another means specified in this Section 4; (d) when sent by electronic transmission with a copy sent by another means specified in this Section 4 or (e) three (3) days after the day of mailing, when mailed by United States mail, registered (or certified) mail, return receipt requested, first class postage prepaid; and addressed as follows:

In the case of Nordstrom, Inc.:      Nordstrom, Inc.
                                     1617 6th Avenue
                                     Seattle, WA  98101
                                     Attn: Vice President, Corporate Controller
                                     Facsimile: (206) 373-4055


                                     With a copy to:
                                     Nordstrom, Inc.
                                     1617 6th Avenue
                                     Seattle, WA  98101
                                     Attn: Corporate Secretary
                                     Facsimile: (206) 373-4055


In the case of Nordstrom Credit, Inc.:

                                     13531 E. Caley Avenue
                                     Englewood, CO  80111
                                     Attn: President
                                     Facsimile: (303) 397- 4488


In the case of Nordstrom fsb:        Nordstrom fsb
                                     7320 E. Butherus Drive
                                     Suite 100
                                     Scottsdale, AZ  85260
                                     Attn: President
                                     Facsimile: (480) 596-7923

Any of the above entities may from time to time change its address or designee for notification purposes by giving the other entities prior written notice of the new address or designee and the date upon which it will become effective in accordance with this Section 5.



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6. Termination and Survival of Obligations. This Agreement will terminate automatically upon any termination of the Operating Agreement. Notwithstanding any termination of this Agreement, Nordstrom shall remain responsible for all obligations incurred by NCI or Nordstrom hereunder or under the Operating Agreement prior to the effective date of such termination.

7. Financial Statements. Nordstrom will provide a copy of its annual report, which includes its audited, consolidated financial statements, to Nordstrom fsb when such annual report is provided to shareholders.

8. Authority and Validity.

Each party represents and warrants to the other party that

        (a) it is validly organized, in good standing and qualified to do business under any applicable law, and has the requisite corporate power and authority and has obtained all necessary approvals and consents to enter into this Agreement and to make the commitments set forth in this Agreement;

        (b) the execution, delivery and performance of this Agreement and any related documents, the consummation of the transactions contemplated by this Agreement, and the performance of all its obligations hereunder have been duly authorized by the requisite corporate action;

        (c) it has duly and validly executed and delivered this Agreement;

        (d) this Agreement constitutes a valid and legally binding contract enforceable in accordance with its terms;

        (e) neither the execution and delivery of this Agreement and related documents nor the performance of the duties and obligations required hereunder is, or will constitute, a violation of any contract, indenture or other agreement or relationship to which it is a party or by which it is bound.

9. Binding Nature and Assignment. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Neither party shall assign or delegate this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign or delegate any of its rights or obligations hereunder to any of its subsidiaries or affiliates; provided, that no such assignment or delegation shall relieve such party of its obligations hereunder.

10. Attorneys' Fees. The prevailing party in any action between the parties which is based on this Agreement or any document related hereto shall be reimbursed by the other party for all reasonable attorneys' fees and other costs incurred by the prevailing party in such action or proceeding, including without limitation costs incurred for pre-suit, trial, arbitration, post-judgment and appeal.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard for rules as to conflict of laws.

12. Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible, the remainder of this Agreement shall be considered valid



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and operative, and the parties shall use their best efforts to agree upon a valid substitute provision that will serve the intent of the parties as manifested by the portion held invalid and inoperative.

13. No Implied Waiver, Cumulative Remedies.

13.1 No Implied Waiver. Waiver of any right or power hereunder shall not be effective unless in writing. Without limitation of the foregoing, a delay or omission by either party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

13.2 Cumulative Remedies. Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and shall supersede all prior written or oral agreements as to the subject matter hereof; provided, that this Agreement shall not supersede any existing confidentiality, non-disclosure or other similar agreement between the Parties. Without limitation of the foregoing, this Agreement shall supersede the Former Agreement, and the Former Agreement is hereby terminated. This Agreement may be modified or amended only by mutual written consent of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written



Nordstrom, Inc.                             Nordstrom Credit, Inc.
a Washington Corporation                    a Colorado Corporation

By: /s/ Kevin Knight                        By: /s/ Carol Powell
    -------------------------------             -------------------------------
Name: Kevin Knight                          Name: Carol Powell
      -----------------------------               -----------------------------
Title: Executive Vice President             Title: Vice President
       ----------------------------                ----------------------------



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